Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

May 2012 Performance Update

The Frontier Fund Supplement Dated May 31, 2012 to Prospectus Dated April 30, 2012.

The Frontier Fund Class 2 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	May 31, 2012 MTD	May 31, 2012 YTD	NAV / Unit
Balanced Series-2	5.07%	4.50%	$161.99
Balanced Series-2a	5.18%	4.74%	$134.44
Tiverton/Graham/Transtrend Series-2	2.50%	1.38%	$113.38
Currency Series-2	2.57%	-2.80%	$85.15
Long/Short Commodity Series-2	-2.86%	-2.49%	$157.94
Winton/Graham Series-2	-1.13%	0.04%	$129.76
Winton Series-2	-0.01%	-1.48%	$163.36

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of May 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$3,679,430.20
Unrealized trading gain (loss)	218,321.71
Less: Commissions	(97,049.15)
Less: Trading Fee paid to Managing Owner	(37,278.84)
Interest income	0.00

Total Income	3,763,423.92
EXPENSES
Broker service fees	0.00
Incentive fees	760,560.68
Management fees	56,951.98

Total Expenses	817,512.66

Net Income (Loss)	$2,945,911.26

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	381,547.22830	$58,826,578.51	$154.18
Current month additions	0.00000	0.00
Current month redemptions	(5,214.34880)	(808,774.48)
Net income (loss) for current month		2,945,911.26	7.81

Net asset value, end of current month	376,332.87950	$60,963,715.29	$161.99

	Monthly rate of return		5.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$88,232.18
Unrealized trading gain (loss)	4,556.59
Less: Commissions	(2,324.64)
Less: Trading Fee paid to Managing Owner	(894.46)
Interest income	1,784.93

Total Income	91,354.60
EXPENSES
Trading fees	1,383.41
Broker service fees	0.00
Incentive fees	17,107.88
Management fees	1,366.54

Total Expenses	19,857.83

Net Income (Loss)	$71,496.77

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	11,675.74193	$1,492,379.95	$127.82
Current month additions	0.00000	0.00
Current month redemptions	(825.94826)	(105,268.60)
Net income (loss) for current month		71,496.77	6.62
Net asset value, end of current month	10,849.79370	$1,458,608.12	$134.44

	Monthly rate of return		5.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(5,617.62)
Unrealized trading gain (loss)	146,564.92
Less: Commissions	(2,854.84)
Less: Trading Fee paid to Managing Owner	(2,587.08)
Interest income	2,146.20

Total Income	137,651.58
EXPENSES
Broker service fees	0.00
Incentive fees	23,816.64
Management fees	12,948.59

Total Expenses	36,765.23

Net Income (Loss)	$100,886.35

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	37,381.10566	$4,134,934.54	$110.62
Current month additions	0.00000	0.00
Current month redemptions	(771.59299)	(84,954.09)
Net income (loss) for current month		100,886.35	2.76

Net asset value, end of current month	36,609.51267	$4,150,866.80	$113.38

	Monthly rate of return		2.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(13.27)
Unrealized trading gain (loss)	1,614.07
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(39.99)
Interest income	0.00

Total Income	1,560.81
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$1,560.81

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	831.79231	$69,050.88	$83.01
Current month additions	0.00000	0.00
Current month redemptions	(89.39894)	(7,396.61)
Net income (loss) for current month		1,560.81	2.14

Net asset value, end of current month	742.39332	$63,215.08	$85.15

	Monthly rate of return		2.57%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$9,706.28
Unrealized trading gain (loss)	(210,329.05)
Less: Commissions	(9,677.03)
Less: Trading Fee paid to Managing Owner	(5,477.44)
Interest income	14,613.87

Total Income	(201,163.37)
EXPENSES
Broker service fees	0.00
Incentive fees	5,684.08
Management fees	46,603.22

Total Expenses	52,287.30

Net Income (Loss)	$(253,450.67)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	55,024.25157	$8,945,897.88	$162.58
Current month additions	0.00000	0.00
Current month redemptions	(512.59293)	(82,929.20)
Net income (loss) for current month		(253,450.67)	(4.64)

Net asset value, end of current month	54,511.65864	$8,609,518.01	$157.94

	Monthly rate of return		-2.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(160,347.56)
Unrealized trading gain (loss)	123,680.83
Less: Commissions	(3,680.45)
Less: Trading Fee paid to Managing Owner	(3,057.11)
Interest income	1,981.90

Total Income	(41,422.39)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	18,218.55

Total Expenses	18,218.55

Net Income (Loss)	$(59,640.94)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	38,749.51583	$5,085,666.43	$131.24
Current month additions	0.00000	0.00
Current month redemptions	(478.59275)	(60,167.43)
Net income (loss) for current month		(59,640.94)	(1.48)

Net asset value, end of current month	38,270.92304	$4,965,858.06	$129.76

	Monthly rate of return		-1.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(233,194.12)
Unrealized trading gain (loss)	245,371.55
Less: Commissions	(1,409.70)
Less: Trading Fee paid to Managing Owner	(6,953.87)
Interest income	10,129.56

Total Income	13,943.42
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	20,693.75

Total Expenses	20,693.75

Net Income (Loss)	$(6,750.33)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	68,605.59943	$11,208,450.11	$163.38
Current month additions	0.00000	0.00
Current month redemptions	(940.41304)	(147,716.02)
Net income (loss) for current month		(6,750.33)	(0.02)

Net asset value, end of current month	67,665.18640	$11,053,983.76	$163.36

	Monthly rate of return		-0.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	14,666,194.65
Unrealized trading gain (loss)	879,662.44
Less: Commissions	-387,148.51
Less: Trading Fee paid to Managing Owner	-148,321.71
Interest income	-485.75
Total Income	15,009,901.12
Expenses
Trading fees	5,763.31
Broker service fees	430,184.95
Incentive fees	3,046,393.85
Management fees	227,207.88

Total Expenses	3,709,549.99

Net Income (Loss)	$11,300,351.13

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,813,295.88704	$234,508,732.91	$129.33
Current month additions	783.87436	99,010.35
Current month redemptions	-30,985.78459	-3,983,781.70
Net income (loss) for current month		11,300,351.14	6.35

Net asset value, end of current month	1,783,093.97648	$241,924,312.70	$135.68

	Monthly rate of return		4.91%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Balanced Series

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	-48,968.49
Unrealized trading gain (loss)	1,251,045.82
Less: Commissions	-24,293.90
Less: Trading Fee paid to Managing Owner	-21,964.68
Interest income	18,476.35
Total Income	1,174,295.10
Expenses
Trading fees	0.00
Broker service fees	77,480.17
Incentive fees	202,996.86
Management fees	110,309.69

Total Expenses	390,786.72

Net Income (Loss)	$783,508.38

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	386,102.14076	$35,226,417.21	$91.24
Current month additions	30.83024	2,725.95
Current month redemptions	-7,405.55067	-670,562.88
Net income (loss) for current month		783,508.38	2.08

Net asset value, end of current month	378,727.42027	$35,342,088.66	$93.32

	Monthly rate of return		2.28%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Tiverton/Graham/Transtrend Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	0.07
Unrealized trading gain (loss)	95,066.79
Less: Trading Fee paid to Managing Owner	-2,292.51
Interest income	-764.04

Total Income	92,010.31
Expenses
Trading fees	0.00
Broker service fees	9,010.57
Incentive fees	0.00
Management fees	0.00
Total Expenses	9,010.57

Net Income (Loss)	$82,999.74

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	54,552.70503	$3,620,671.13	$66.37
Current month additions	59.68687	4,013.95
Current month redemptions	-1,185.73173	-80,464.63
Net income (loss) for current month		82,999.74	1.52
Net asset value, end of current month	53,426.66005	$3,627,220.19	$67.89

	Monthly rate of return		2.29%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Currency Series

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	72,704.35
Unrealized trading gain (loss)	-1,666,196.15
Less: Commissions	-76,858.97
Less: Trading Fee paid to Managing Owner	-87,625.68
Interest income	116,041.49
Total Income	-1,641,934.96
Expenses
Trading fees	0.00
Broker service fees	39,302.23
Incentive fees	49,273.81
Management fees	295,140.48

Total Expenses	383,716.52

Net Income (Loss)	($2,025,651.48)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	497,273.04631	$70,378,008.69	$141.53
Current month additions	8,848.24894	1,114,834.21
Current month redemptions	-9,039.58669	-1,309,107.86
Net income (loss) for current month		-2,025,651.48	-4.41

Net asset value, end of current month	497,081.70847	$68,158,083.56	$137.12

	Monthly rate of return		-3.12%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Frontier Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	-867,230.74
Unrealized trading gain (loss)	663,951.05
Less: Commissions	-19,838.61
Less: Trading Fee paid to Managing Owner	-16,430.50
Interest income	10,825.54
Total Income	-228,723.26
Expenses
Trading fees	0.00
Broker service fees	53,484.28
Incentive fees	0.00
Management fees	98,225.19

Total Expenses	151,709.47

Net Income (Loss)	($380,432.73)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	250,746.52353	$27,328,932.67	$108.99
Current month additions	51.36532	5,139.23
Current month redemptions	-3,950.04546	-405,001.47
Net income (loss) for current month		-380,432.73	-1.44

Net asset value, end of current month	246,847.84334	$26,548,637.70	$107.55

	Monthly rate of return		-1.32%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2012

(Unaudited)

Income
Realized trading gain (loss)	-988,108.14
Unrealized trading gain (loss)	1,053,465.37
Less: Commissions	-6,010.45
Less: Trading Fee paid to Managing Owner	-29,545.43
Interest income	43,386.64
Total Income	73,187.99
Expenses
Trading fees	0.00
Broker service fees	90,361.45
Incentive fees	0.00
Management fees	88,174.98

Total Expenses	178,536.43

Net Income (Loss)	($105,348.44)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	333,338.31543	$47,653,977.57	$142.96
Current month additions	127.52239	17,128.91
Current month redemptions	-3,172.95775	-448,449.03
Net income (loss) for current month		-105,348.44	-0.31

Net asset value, end of current month	330,292.88000	$47,117,309.01	$142.65

	Monthly rate of return		-0.21%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                 /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Winton Series